Exhibit 10.4

MEMBER DESIGNATION         Assn. No.   Branch No.    Document    Member       Loan Number   Note No.
                                                     No.         Number
Ravenswood Winery, Inc.       176         002                    0005092841       1           1


             REVOLVING LINE OF CREDIT PROMISSORY NOTE AND AGREEMENT

Petaluma, California                                       April 01, 1998

PROMISE TO PAY. FOR VALUE RECEIVED, on June 01, 2001 the undersigned ("Borrower") jointly and severally promises to pay to the order of Pacific Coast Farm Credit Services, ACA ("Lender") at its office in Windsor, California the sum of Two Million and no/100 Dollars ($ 2,000,000.00), including capital stock or participation certificates, or so much of that sum as may be advanced or readvanced by Lender under this note ("Note"), including the renewed/unpaid balance of any notes described herein, with interest on the unpaid principal balance. Said interest, if not paid when due, shall be added to principal and an appropriate amount of capital stock or participation certificates as required by Lender's bylaws, and such amount shall bear interest at the same rate as principal. Payments may be made at any time and in any amount during the term of this Note, unless otherwise required by Lender in writing.

REVOLVING LINE OF CREDIT. Lender shall make available to Borrower a revolving line of credit exclusive of amounts advanced to purchase stock or participation certificates, in the principal amount not to exceed Two Million and no/100 Dollars ($ 2,000,000.00), outstanding at any one time, or the borrowing base or other guidelines, where applicable, whichever is less. Any disbursements shall be made in accordance with written budget and cash flow projections prepared by Borrower and approved by Lender or in accordance with other written disbursement instructions set forth by Lender. Subject to the terms and conditions of this Note and the Loan Agreements (defined below), as amounts advanced hereunder are repaid, they may be reborrowed. As conditions to advances or readvances by Lender to Borrower on the revolving line of credit there shall not exist an event of default under this Note or any loan agreement, deed of trust, mortgage, or security agreement, or an event which upon a lapse of time or giving of notice or both would become an event of default under this Note or any loan agreement, deed of trust, mortgage, or security agreement. Borrower understands, acknowledges and agrees that capital stock or participation certificates of Lender may only be redeemed upon approval of Lender's board of directors, at an amount not to exceed par value.

( ) With each draw, Borrower shall purchase capital stock or participation certificates of Lender in the amount required by Lender's bylaws.

The terms and conditions of this Note are subject to the provisions of Lender's loan agreement dated March 01, 1995, and any applicable, written supplemental letter agreements or written supplemental loan agreements (the "Loan Agreements").

Each advance shall be made upon a verbal, written, or telecopied request from Borrower to Lender. Such request shall specify the date of the requested advance and the amount thereof. Upon fulfillment of the applicable conditions for making an advance, Lender shall disburse the amount of the requested advance to Borrower in such manner as Lender and Borrower may from time to time agree. Lender may rely on any verbal request for an advance as fully as if such request were in writing.

INTEREST. Interest shall be calculated daily on the basis of a 365-day year. Interest shall accrue on the principal amount disbursed to Borrower at the variable interest rate as established by Lender for the interest rate group to which this Note is assigned. The initial interest rate in effect on this date is
8.81 % per annum. The interest rate applicable to this Note may be adjusted automatically as of the first day of any month to the rate then made applicable to Borrower's assigned interest rate group. Borrower understands and agrees that
(1) the interest rate group to which this Note is assigned may be changed at any time to any other interest rate group at the sole and complete discretion of Lender, and (2) the interest rate group shall be automatically adjusted to the highest interest rate group, if a default or event of default shall occur under this Note or under any other note or agreement between Borrower and Lender. If Lender changes Borrower's interest rate, Lender will give Borrower notice of the change in rate as required by the then applicable law.

DEFAULT AND ACCELERATION. This Note shall be in default and, at the sole option of Lender or its successors and assigns, the unpaid principal balance of this Note, together with all accrued interest, shall become immediately due and payable without notice if: (1) Borrower fails to make any payment under this Note when due; (2) a default or event of default occurs in the payment or performance of any obligation contained in a deed of trust, mortgage, security agreement, or any other agreement regarding security for this Note; or (3) a default or event of default occurs in the payment or performance of any obligation contained in any loan agreement, promissory note, or other agreement between Borrower and Lender. No delay or omission on the part of Lender in exercising its rights hereunder shall operate as a waiver of such rights.

                               STANDARD CONDITIONS

Principal and interest shall be payable in lawful money of the United States. Further, Borrower hereby severally waives diligence, presentment for payment or acceptance, demand, protest and notice of protest, notice of dishonor, notice of non-payment, and notice of any other kind whatsoever, and all defenses on the grounds of any extension of time of payment or release of collateral or parties. To the extent that the Western Farm Credit Bank ("Bank") gives or has given value to Lender in reliance upon this Note, Borrower severally waives any and all defenses or rights of offset which Borrower may have against Lender when this Note is held by said Bank or its successors or assigns. Borrower further agrees that failure on the part of Lender to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms hereof, shall not constitute a waiver thereof.

ATTORNEYS' FEES AND COSTS. Borrower agrees to pay to Lender or the holder of this Note, on demand, all costs, expenses and disbursements, inlcuding without limitation all reasonable attorneys' fees, incurred by it in the enforcement, collection, renewal, extension or modification of this Note, or any other agreement related to the indebtedness evidenced by this Note, or any renewal, extension or modification thereof. Any such amount may also be added by Lender to the principal balance of the indebtedness and an appropriate amount of capital stock or participation certificates as required by Lender's bylaws, and such amounts shall thereafter bear interest at the rate set forth in this Note. The fees and costs described herein shall be in addition to those set forth in the Loan Agreements, deed of trust or any other written agreement between Borrower and Lender.

TRANSFER BY LENDER. Lender may sell, transfer or assign this Note or any portion thereof, and deliver to the transferee(s) ("Noteholder") all or any portion of the property then held by it as security hereunder, and the Noteholder shall thereupon become vested with all the power and rights herein given to Lender with respect thereto and at such time the term "Lender" as herein used shall be deemed to mean and and include the "Noteholder"; and Lender shall thereafter be forever relieved and fully discharged from any and all liability or responsibility to Borrower, but Lender shall retain all rights and powers hereby given with respect to property not so transferred, sold or assigned.

DISCLOSURE CONSENT. By signing this Note, Borrower agrees that Lender may disclose financial information to other Farm Credit System institutions. Borrower further authorizes Lender to make credit inquiries, verify credit, verify employment, and to obtain credit agency reports regarding Borrower.

INCORPORAT1ON BY REFERENCE. This Note Includes all amendments, supplements and modifications to it; and also incorporates by reference the terms of all assignments, instruments, documents, other writings or written agreements between Borrower and Lender, including without limitation, applications, loan commitments, notes and security documents.

APPLICABLE LAW. Enforcement of this Note, security agreement and any other document executed in connection herewith shall be governed by and construed in accordance with federal laws to the extent applicable, and shall otherwise be governed by the laws of the state specified on page one of this Note, immediately above the first paragraph.

TRANSACTION SUMMARY. All disbursements and repayments of Indebtedness shall be posted on Lender's accounting records. Periodically, Lender shall send Borrower a transaction summary or a similar loan accounting. If Borrower falls to object to the accounting in writing within 30 days of its mailing by Lender, Borrower shall have waived any right to object to the accuracy of the accounting and the accounting may be admitted into evidence by Lender for the purpose of establishing the balance due Lender in any legal proceeding arising between the parties.

SPECIFIC WAIVERS OF EACH BORROWER. The indebtedness of each Borrower is independent of the indebtedness of all other Borrowers. Each Borrower expressly waives any right to require Lender to proceed against any other Borrower, to proceed against or exhaust any collateral, to pursue any remedy Lender may have at any time, and the benefit of any statute of limitations affecting its liability under this Note or any other loan document. Each Borrower waives any and all defenses by reason of (a) any disability or other defense of any other Borrower with respect to the indebtedness owed to Lender, (b) the termination for any reason whatsoever of the liability of any other Borrower, (c) any act or omission of Lender that directly or indirectly results in or aids the discharge or release of any other Borrower, any guarantor, or any security provided by any Borrower or guarantor, (d) the failure by Lender to perfect any security interest or lien on any collateral, and (e) an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for this Note, has destroyed the Borrower's rights of subrogation, contribution, reimbursement, indemnity, setoff or other recourse against another Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

Each Borrower agrees that Lender may at any time, without notice, release all or any part of the security for this Note (including all or any part of the premises covered by any referenced mortgage or deed of trust), grant extensions, change terms of payment, deferments, renewals or reamortizations of any part of the debt evidenced by this Note, and release from personal liability any one or more of the parties who are or may become liable for this debt; all without affecting the personal liability of any other party. The Borrower and endorsers of this Note also severally waive any and all other defense or right of offset against the holder hereof. No Borrower shall have any right of subrogation, contribution, reimbursement, indemnity, set off, or other recourse and waives the benefit of, or any right to participate in, any collateral until such time as all of the obligations owed by Borrower to Lender under this Note shall have been paid in full. Each Borrower, to the extent it may lawfully do so, waives any defense under California anti-deficiency statutes, or comparable provisions of the laws of any other state to the recovery of a deficiency after a foreclosure sale of any real property.

Each Borrower represents and warrants to Lender that it has established adequate means of obtaining from each other Borrower, on a continuing basis, information pertaining to the businesses, operations and conditions (financial or otherwise) of each other Borrower and its properties, and each Borrower now is and will be familiar with the businesses, operations and conditions (financial or otherwise) of each other Borrower and its properties. Each Borrower waives and relinquishes any duty on the part of Lender (if such duty exists) to disclose to any Borrower any matter, fact or thing related to the businesses, operations, or conditions (financial or otherwise) of any other Borrower or its properties. Without limiting the generality of the foregoing, each Borrower waives any defenses or rights arising under or of the kind described in California Civil Code sections 2795, 2808, 2809, 2810, 2815, 2819 through 2825 (inclusive), 2832, 2839, and
2845 through 2850 (inclusive) and similar laws in other jurisdictions.

The unenforceability or invalidity of any provision of this Note shall not render any other provision contained herein unenforceable or invalid.

The liability of each Borrower executing this Note shall be that of co-maker and not that of an endorser, accommodation party or guarantor. The separate property of any married person executing this Note shall be liable for the indebtedness evidenced hereby.

[ ] This Note is a renewal and is executed, delivered, and accepted, not in payment of, but for the purpose of renewing the unpaid balances in the following described Note(s): _____________________________________________________________
================================================================================
and also evidences an additional advance of $__________________.

The representatives of Lender are not authorized to make any oral agreements or assurances. Do not sign this Note if you believe that there are any agreements or understandings between you and Lender that are not set forth in writing in this Note or the other loan documents.

BY SIGNING, BORROWER ACKNOWLEDGES THAT BORROWER HAS READ AND AGREES TO THE TERMS OF THIS NOTE AND HAS RECEIVED A COMPLETED COPY OF THIS NOTE AND THE RELATED MORTGAGE, DEED OF TRUST OR OTHER SECURITY DOCUMENTS WITH ALL APPLICABLE BLANKS FILLED IN PRIOR TO OR AS A PART OF THE CONSUMMATION OF THIS TRANSACTION.


Ravenswood Winery, Inc.


By: /s/  W. REED FOSTER
    -------------------------------------------------
    W. Reed Foster, Chairman Of The Board


By: /s/  JOEL E. PETERSON
    -------------------------------------------------
    Joel E. Peterson, President



INDORSEMENT - The within Note is hereby indorsed by the payee named in the body of said Note as if the name of the payee were actually executed under this indorsement.

PAY TO THE ORDER OF WESTERN FARM CREDIT BANK, Sacramento, California

                       INTEREST RATE DISCLOSURE STATEMENT

DATE: April 01, 1998     LOAN/CUSTOMER NO.: 0005092841        LOAN NO.:   1
                                                                        -----

From LENDER:      Pacific Coast Farm Credit Services, ACA

         Address: P. 0. Box 949, Petaluma, CA 94952

To BORROWER(s):   Ravenswood Winery, Inc.

The following disclosure is made by Pacific Coast Farm Credit Services, ACA (hereinafter "Lender") in accordance with Section 4.13(a) of the Farm Credit Act of 1971, as amended, 12 U.S.C. Section 2199. This loan is not subject to the Truth-in-Lending Act, 15 U.S.C. Sections 1601 et seq.; the effective interest rate described herein should not be interpreted as the equivalent of the annual percentage rate under Truth-in-Lending standards.

-----------------------------------    -----------------------------------------
       STATED INTEREST RATE                     EFFECTIVE INTEREST RATE
  The rate of interest currently        The stated rate of interest adjusted to
     applicable to your loan*           take into account the purchase of stock
                                          and loan origination charges, if any
              8.81%
                                                         8.81%
-----------------------------------    -----------------------------------------


*Except for the stock portion of your loan which is held in a separate variable rate account (Loan "9" on your Member Summary) and is at n/a%. (This applies to certain ACAs/PCAs only.)

REPRESENTATIVE EXAMPLE: The effective interest rate set forth above is based on stock or participation certificates of $1,000.00 and loan origination charges of $ 0.00. The effective interest rate is the interest rate applicable to a loan which takes into consideration the amount of any stock or participation certificates which the borrower must purchase pursuant to bylaw, policy or regulation in order to obtain the loan, and any loan origination charges. It is an estimate at a point in time, and over the life of the loan may be affected by such factors as changes in loan provisions, method of stock retirement, the amount of stock or participation certificates required, the timing of repayment or change in the stated rate. For example, if the stated interest rate and the loan origination charges for this loan were the same as set forth above, but the amount of stock or participation certificates required to be held is increased by 1.0%, the effective interest rate would be 8.90%.

LOAN OPTIONS: Lender offers the following types of loans:

( ) Short and Intermediate-term Loans: Loans for production, operational or harvest needs, with a maturity of one year or less; loans for capital purposes with a maturity up to seven years; and subject to special eligibility requirements, Special 10-year IT or 15-year Aquatic loans.

( ) Long-term Loans: Loans with maturities from five to forty years, secured by a first lien on eligible real property, to an eligible agricultural borrower, and subject to certain eligibility requirements and loan purpose restrictions, loans to processing and marketing facilities, farm-related businesses, or rural residents.

(x) Short, Intermediate and Long-term Loans: Loans for production, operational or harvest needs or for capital purposes with maturities not more than ten years (fifteen years for Aquatic loans); loans from ten to forty years, secured by a first lien on eligible real property, to an eligible agricultural borrower, and subject to certain eligibility requirements and loan purpose restrictions, loans to processing and marketing facilities, farm-related businesses, or rural residents.

STOCK REQUIREMENT: Applicant was previously provided with information concerning stock investment with this Farm Credit System institution. Such information included disclosure of the at-risk nature of the investment, namely, that except with respect to eligible borrower stock under Section 4.9A of the Farm Credit Act of 1971, as amended, stock that is purchased in this institution is at-risk.

THE LOAN DOCUMENTS CONTAIN SPECIFIC INFORMATION REGARDING THE TERMS AND CONDITIONS OF YOUR LOAN. IF YOU HAVE ANY QUESTIONS CONCERNING THE INFORMATION CONTAINED IN THIS STATEMENT, PLEASE CONTACT YOUR LOAN OFFICER.

TYPE OF RATE:

(x) This is a VARIABLE RATE LOAN. During the term of the loan, the stated rate of interest is subject to change:

         ( ) Every 6 months, 1, 3, 5, 7, 10, 15 or 20 year(s) ("Repricing Periods" which period Borrower selects) and by any amount. You may change to a different Repricing Period, offered by Lender under its Repricing Mortgage plan at that time, at any Change Date (date that the interest rate can change), without incurring a penalty.

         ( ) Every [( ) 5 years] or [( ) 10 years] and by any amount. You will be notified at least 45 days in advance of a change in the interest rate.

         (x) At any time and by any amount. You will be notified of changes in the interest rate within the then applicable laws.

                  Exception: Commercial Fixed Interest Rate Repricing: Should a qualified borrower be approved to have interest accrue on this loan at a fixed rate under the Lender's Fixed Rate Pricing Program, the principal amount and the rate will be fixed as stated for the duration set forth in your conversion agreement, confirmation notice, or similar documents which will also disclose the new interest rate and the effective date.

         Lender has a differential interest rate program. Borrower's assignment to the rate group for these loans are based upon an evaluation of a combination of factors including Borrower's credit quality, quality of the collateral and costs of servicing the loan.

         In adjusting variable rate loans, certain standard factors are considered including changes in costs of funds, operating expenses, earnings requirements to meet certain capital objectives, credit risk factors and the competitive environment. These standard factors may change during the term of the loan.

( ) This is an ADJUSTABLE RATE LOAN. The stated rate of interest is subject to change during the life of the loan. The interest rate on the loan may be changed every ____ months (adjustment period).

                  Periodic Adjustment Cap. The rate may not increase or decrease more than ____% at each adjustment period. Lifetime Cap/Floor. Over the life of the loan the rate may not increase or decrease more than ____% over/under the initial interest rate.

         The new rate for this loan will be calculated as follows: 45 days prior to the loan's Change Date (the day the interest rate can change), Lender adds the Notes margin to the index and applies the above Periodic Adjustment and Lifetime Cap/Floor.

( ) This is a FIXED INTEREST RATE LOAN. The stated rate of interest on the full amount of the loan is not subject to change during the life of the loan.

( ) This is a PRIME RATE LOAN. The stated rate of interest is subject to change during the life of the loan at any time the prime rate as published in the Wall Street Journal is increased or decreased and by any amount said prime rate increases or decreases ( ) plus ( ) minus ____ percent per annum above/below prime. On any installment promissory note transaction, the loan's may increase or decrease each year.

( ) This is a LIBOR RATE LOAN. The stated rate of interest is subject to change during the life of the loan each mouth that the LIBOR rate as published in the Wall Street Journal is increased or decreased and by any amount said LIBOR rate increases or decreases ( ) plus ( ) minus ____ percent per annum ("margin") above/below said LIBOR rate. On any installment promissory note transaction, the loan's margin may increase or decrease each year.

If you have questions about the interest rate charged for your loan, you have the right to request a review of the loan to determine that the proper interest rate has been assigned, and you are entitled to a written explanation of the basis for the interest rate charged and how the Borrower's status may be improved to receive a lower rate. 12 U.S.C. Section 2199.

BORROWER RIGHTS: This loan is subject to the borrower rights generally described below and more fully as set forth in the Farm Credit Act of 1971, as amended, 12 U.S.C. Section 2199, et. seq.:

         Access to Documents (Section 2200). At loan closing, Borrower (or Borrower's agent, if applicable) shall receive copies of loan documents signed by Borrower. Upon request thereafter, Borrower is entitled to:
         (1) copies of all documents signed or delivered to Borrower; and (2) copies of Lender's charter and bylaws.

         Notice of Action on Application  (Section  2201).  Lender shall provide
         prompt  written  notice  of  action  taken  on  loan  and   restructure
         applications.

         Credit Review Committee/Restructuring Loans (Sections 2202 and 2202a-c). Borrower is entitled to the right to seek restructuring of certain distressed loans and a right to a review of certain adverse decisions by a Credit Review Committee all as more fully set forth in Lender's Distressed Loan Restructuring Policy, which policy is available upon request.

         Miscellaneous (Sections 2202d, e). If Borrower has made all accrued payments of principal, interest and penalties, Lender may not foreclose because Borrower has failed to post additional collateral. Lender may not require a reduction in outstanding principal balance which exceeds regularly scheduled principal installment except in certain circumstances. If Borrower pays all accrued payments, including penalties, Lender may not accelerate loan based solely on Borrower's untimely payments. Lender may not require a Borrower who has pledged agricultural property to waive any state mediation rights.

         Right of First Refusal (Section 2219a). When the Lender first elects to sell or lease agricultural real property acquired by Lender which was previously owned by Borrower, the Lender must first notify the Borrower of his/her right to purchase or lease the property as set forth in the Act.